                                                                    EXHIBIT 4.2

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                               ------------------


                          Securities Purchase Agreement


                               ------------------





                                     between


                                   Brim, Inc.

                                       and


                                  Leeway & Co.




                                      Dated

                             As of December 17, 1996






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





                                TABLE OF CONTENTS

                                                                                                                 Page
1.       Transactions and Definitions.............................................................................1

2.       The Securities...........................................................................................1
                           2.1.     Senior Preferred Stock........................................................1
                           2.2.     Junior Preferred Stock........................................................1
                           2.3.     Common Stock..................................................................2
                           2.4.     Warrants......................................................................2
                           2.5.     Investor Securities Defined...................................................2

3.       Sale and Purchase of Securities..........................................................................2
                           3.1.     Agreement to Sell and Purchase................................................2
                           3.2.     Closing.......................................................................2
                           3.3.     Subsequent Closing............................................................3
                           3.4.     Use of Proceeds...............................................................3
                           3.5.     Specifically Prohibited Applications of Proceeds..............................3

4.       Representations and Warranties...........................................................................3
                           4.1.     Organization, Standing, Subsidiaries, etc.....................................3
                           4.2.     Capitalization................................................................4
                           4.3.     Financial Information.........................................................6
                           4.4.     Related Agreements............................................................7
                           4.5.     Changes in Condition..........................................................9
                           4.6.     Incorporation by Reference....................................................9
                           4.7.     No Legal Obstacle to Agreement................................................9
                           4.8.     ERISA........................................................................10
                           4.9.     Foreign Trade Regulations; Government Regulations............................10
                           4.10.    Litigation...................................................................11
                           4.11.    Solvency.....................................................................11
                           4.12.    Availability for Resale......................................................11
                           4.13.    Disclosure...................................................................11

5.       Investment Representations..............................................................................11
                           5.1.     Accredited Investor..........................................................12
                           5.2.     Experience...................................................................12
                           5.3.     Investment...................................................................12

6.       Conditions to Purchase..................................................................................12
                           6.1.     Related Agreements...........................................................12

                           6.2.     Legal Opinions...............................................................12
                           6.3.     Representations and Warranties; Officers' Certificate........................12
                           6.4.     Origination Fee..............................................................13
                           6.5.     Payment of Transaction Costs.................................................13
                           6.6.     Proper Proceedings...........................................................13
                           6.7.     Legality; Governmental Authorization.........................................13
                           6.8.     General......................................................................13
                           7.1.     Financial Statements.........................................................13
                           7.2.     Transactions with Affiliates.................................................16
                           7.3.     ERISA........................................................................16
                           7.4.     Resale Under Rule 144A.......................................................17
                           7.5.     Confidentiality..............................................................18
                           7.6.     Registration Statements......................................................18
                           8.1.     Charter Amendments...........................................................18
                           8.2.     Related Agreements...........................................................19
                           8.3.     Existence, Etc...............................................................19
                           8.4.     Conduct of Business..........................................................20
                           8.5.     Prohibition of Fundamental Changes...........................................20
                           8.6.     Repurchase...................................................................20
                           8.7.     Restrictions on Indebtedness.................................................20
                           8.8.     Restrictions on Guarantees...................................................20
                           8.9.     Distributions................................................................21
                           8.10.    Board Visitation Rights......................................................21
                           8.11.    Change of Control............................................................21

9.       Covenants Applicable While Any Warrants, Warrant Shares or Shares of Common Stock Constituting
         Investor Securities Are Outstanding.....................................................................22
                           9.1.     Limitations on Issuance of Equity Securities.................................22
                           9.2.     First Refusal Rights.........................................................22
                           9.3.     Board Representation.........................................................25

10.      Payment on Investor Securities; Transfer; Replacement...................................................25
                           10.1.    Payment......................................................................25
                           10.2.    Transfer and Exchange of Senior Preferred....................................25
                           10.3.    Transfer and Exchange of Junior Preferred Stock..............................25
                           10.4.    Transfer and Exchange of Common Stock........................................26
                           10.5.    Transfer, Exchange, Exercise and Conversion of Warrants......................26
                           10.6.    Replacement of Lost Securities...............................................26

11.      Restrictions on Transfer................................................................................27
                           11.1.    Restrictive Legend...........................................................27
                           11.2.    Notice of Proposed Transfer; Opinions of Counsel.............................27


                           11.3.    Termination of Restrictions..................................................27
                           11.4.    Special Restriction..........................................................28

12.      Definitions.............................................................................................28
                           12.1.    Terms Defined Elsewhere......................................................28
                           12.2.    Action.......................................................................29
                           12.3.    Affiliate....................................................................29
                           12.5.    Applicable Percentage........................................................29
                           12.7.    Business Day.................................................................30
                           12.8.    By-laws......................................................................30
                           12.9.    Capitalized Lease............................................................30
                           12.10.   Charter......................................................................30
                           12.11.   COBRA........................................................................30
                           12.12.   Code.........................................................................30
                           12.13.   Commission...................................................................30
                           12.14.   Consolidated.................................................................30
                           12.15.   Contractual Obligation.......................................................30
                           12.16.   Distribution.................................................................31
                           12.20.   Exchange Act.................................................................31
                           12.21.   Equity Securities............................................................31
                           12.24.   Foreign Trade Regulations....................................................32
                           12.25.   Generally Accepted Accounting Principles.....................................32
                           12.26.   Governmental Authority.......................................................32
                           12.27.   Indebtedness.................................................................32
                           12.28.   Investment...................................................................32
                           12.29.   Legal Requirement............................................................32
                           12.30.   Lien.........................................................................33
                           12.31.   Major Holder.................................................................33
                           12.32.   Material Adverse Change; Material Adverse Effect.............................33
                           12.33.   Members of the Immediate Family..............................................33
                           12.38.   Person.......................................................................34
                           12.40.   Public Sale..................................................................34
                           12.42.   Required Holders.............................................................34
                           12.44.   Securities Act...............................................................34
                           12.45.   Single Employer Plan.........................................................34
                           12.46.   Stockholder..................................................................34
                           12.47.   Subject Entity...............................................................35
                           12.48.   Subsidiary...................................................................35
                           12.50.   Wholly Owned Subsidiary......................................................35

13.      Expenses, Indemnity.....................................................................................35
                           13.1.    Expenses.....................................................................35

                           13.2.    Indemnity....................................................................36

14.      Notices.................................................................................................36

15.      Survival................................................................................................37

16.      Amendments and Waivers..................................................................................37

17.      WAIVER OF JURY TRIAL....................................................................................37

18.      Service of Process......................................................................................37

19.      Applicable Remedies.....................................................................................38

20.      Miscellaneous...........................................................................................38

                             SCHEDULES AND EXHIBITS

Schedule 1                     Home Office Payments

Exhibit 2.1                    Charter of Company
Exhibit 2.4                    Warrant
Exhibit 4.1.3A                 List of Stockholders before Closing
Exhibit 4.1.3B                 List of Stockholders after Closing
Exhibit 4.1.4                  Subsidiaries
Exhibit 4.1.5                  Qualification
Exhibit 4.2.1A                 Other Agreements Related to Equity Securities as of Closing
Exhibit 4.2.1B                 Other Agreements Related to Equity Securities Immediately after Closing
Exhibit 4.2.2                  Ownership of Subsidiaries
Exhibit 4.4                    Certain Contractual Obligations
Exhibit 4.4.1                  Carryco Merger Agreement
Exhibit 4.4.2                  Credit Agreement
Exhibit 4.4.3                  Investment Agreement
Exhibit 4.4.4                  Preferred Stock Purchase Agreement
Exhibit 4.4.5                  Professional Services Agreement
Exhibit 4.4.6                  Principal Merger Agreement
Exhibit 4.4.7                  Shareholders Agreement
Exhibit 4.4.8                  Registration Rights Agreement
Exhibit 4.4.9                  Employment Agreements
Exhibit 4.5                    Changes in Condition
Exhibit 7.2                    Related Party Transactions
Exhibit 8.1                    Amendments to Charter
Exhibit 8.6                    Repurchase Agreements
Exhibit 9.1                    Issuance of Equity Securities

                                   BRIM, INC.
                              305 N.E, 102nd Avenue
                             Portland, Oregon 97020
                        Telephone Number: (503) 254-7619




                                                       As of December 17, 1996




LEEWAY & CO.
C/o State Street Bank and Trust Company
Master Trust Division-Q4W
P.O. Box 1992
Boston, Massachusetts 02101


Ladies and Gentlemen:

     In connection with the purchase and sale of securities provided for herein, the undersigned Brim, Inc., a corporation duly organized and validly existing under the laws of the State of Oregon (the "Company"), hereby agrees with you as follows:

1. TRANSACTIONS AND DEFINITIONS. Subject to all of the terms and conditions of this Agreement and in reliance on the representations and warranties set forth or incorporated by reference herein, the Company proposes to issue and sell to you the Investor Securities described herein, and to apply the proceeds therefrom solely as specified in Section 3.3 hereof. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 12 hereof.

2.   THE SECURITIES.

     2.1. Senior Preferred Stock. The Company has authorized the issuance and sale to you of 20,000 shares of its Series A Senior Preferred Stock, no par value (the "Senior Preferred Stock") with the terms specified in the Company's Charter (the "Certificate") attached hereto as Exhibit 2.1, for an aggregate purchase price of $19,845,531.

     2.2. Junior Preferred Stock. The Company has authorized the issuance and sale to you of 3,752 shares its Series B Junior Preferred Stock, no par value (the "Junior Preferred Stock" and together with the Senior Preferred Stock the "Preferred Stock") with the terms specified in the Certificate, for an aggregate purchase price of $3,752,000.

     2.3. Common Stock. The Company has authorized the issuance and sale to you of 375,200 shares its Common Stock, no par value (the "Common Stock") with the terms specified in the Certificate, for an aggregate purchase price of $375,200.

     2.4. Warrants. The Company has authorized the issuance and sale to you of warrants, each in substantially the form of Exhibit 2.4 hereto, for the purchase of an aggregate of 154,469 shares of the Company's Common Stock, no par value, at a per share exercise price of $0.10 (each such warrant, together with any warrant or warrants issued in exchange therefor, being referred to herein as a "Warrant" and collectively as the "Warrants") for an aggregate purchase price of $154,469.

     2.5. Investor Securities Defined. The Senior Preferred Stock, the Junior Preferred Stock, the Common Stock and the Warrants being issued to you hereunder, together with (i) any securities issued with respect thereto (whether as a stock dividend or otherwise), upon exercise, conversion or transfer thereof or in exchange therefor, including without limitation the Common Stock issued or issuable upon exercise or conversion of the Warrants (the "Warrant Shares") and
(ii) any securities issued with respect to, upon exercise, conversion or transfer of or in exchange for the securities described in the immediately preceding clause (i) or this clause (ii), are collectively referred to herein as "Investor Securities"; provided, however, that any such securities sold in a Public Sale shall cease to be Investor Securities for all purposes hereof.

3.   SALE AND PURCHASE OF SECURITIES.

     3.1. Agreement to Sell and Purchase. Based on your representations and warranties contained in Section 4 hereof, the Company hereby agrees to issue and sell to you, and, subject to all of the terms and conditions hereof and in reliance on the representations and warranties of the Company set forth or incorporated by reference or otherwise referred to herein, you hereby agree to purchase from the Company, at the Closing, the Senior Preferred Stock, the Junior Preferred Stock, the Common Stock and the Warrants, at the respective purchase prices specified in Sections 2.1 through 2.4.

     3.2. Closing. The closing of the purchase and sale of the Investor Securities (the "Closing") shall take place at 10:00 a.m., Chicago time, at the offices of Kirkland & Ellis, on December 17, 1996 or at such other time and place as the Company and you may agree upon (the date on which the Closing occurs being herein referred to as the "Closing Date"). At the Closing, the Company will, unless otherwise requested, deliver to you a single certificate for each of the Senior Preferred Stock, Junior Preferred Stock and Common Stock, in each case evidencing the aggregate number of shares of Senior Preferred Stock, Junior Preferred Stock or Common Stock being issued to you by the Company hereunder, and a single warrant evidencing the aggregate number of Warrants being issued to you by the Company hereunder, each registered in your name, against payment of the purchase price therefor by wire transfer of immediately available funds to a single account of the Company specified by notice from the Company to you not less than three Business Days prior to the Closing Date.

     3.3. Subsequent Closing. You have agreed that the Company may sell to you an additional 794 shares of Junior Preferred Stock for $1,000 per share and an additional 79,400 shares of Common Stock at $1 per share in accordance with Section 6(d) of the Shareholders Agreement as in effect on the date hereof. If the Company elects to make additional sales to you under this Section 3.3 the Company shall give you written notice of the date of the closing of such additional sales (the "Subsequent Closing") at least ten Business Days prior to the date of such Subsequent Closing (the "Subsequent Closing Date"). At the Subsequent Closing, the Company will, unless otherwise requested, deliver to you a single certificate for each of the Junior Preferred Stock and Common Stock, in each case evidencing the aggregate number of shares of Junior Preferred Stock or Common Stock being issued to you by the Company at the Subsequent Closing, each registered in your name, against payment of the purchase price therefor by wire transfer of immediately available funds to a single account of the Company specified by notice from the Company to you not less than three Business Days prior to the Subsequent Closing Date.

     3.4. Use of Proceeds. The Company covenants that it will apply the proceeds of the Investor Securities to be issued and sold by it to you at the Closing to the Redemption and related transactions pursuant to the Related Agreements referred to in Section 4.4 hereof (the "Transactions").

     3.5. Specifically Prohibited Applications of Proceeds. In no event shall the Company, directly or indirectly, apply any part of the proceeds from the issuance and sale hereunder of the Investor Securities to any transaction prohibited by the Foreign Trade Regulations.

4. REPRESENTATIONS AND WARRANTIES. In order to induce you to enter into this Agreement and to purchase the Investor Securities to be purchased by you hereunder, the Company hereby represents and warrants as follows with respect to the Company and its Subsidiaries:

     4.1.     Organization, Standing, Subsidiaries, etc.

              4.1.1. The Company. The Company is a duly organized and validly existing corporation under the laws of the State of Oregon, with all necessary power and authority, corporate and otherwise, to execute, deliver and perform this Agreement and each other Related Agreement to which it is or will be a party, to issue, sell and perform the Investor Securities, and to carry on the business now conducted or currently proposed to be conducted by it. The Company has taken all action, corporate and otherwise, necessary to authorize this Agreement, the other Related Agreements to which it is or will be a party and the issuance of the Investor Securities and to make each such document the legal, valid, binding and enforceable obligation it purports to be, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity. This Agreement, each other Related Agreement to which the Company is or will be a party and the Investor Securities have been (or, as applicable, will have been at or prior to the Closing) duly executed and delivered by the Company.

              4.1.2. Charter. Attached hereto as Exhibit 2.1 is a correct and complete copy of the Charter of the Company as in effect at the execution hereof and as it will be in effect at the Closing.

              4.1.3. Stockholders. Immediately prior to the Closing, the only Stockholders are those listed on Exhibit 4.1.3A hereto. Immediately after the Closing and giving effect to the application of the proceeds of the sale of the Investor Securities to be sold to you at the Closing and the consummation of the Repurchase Agreement, the Redemption, the Carryco Merger Agreement, the Investment Agreement, and the Principal Merger Agreement, the only Stockholders will be those listed on Exhibit 4.1.3B hereto.

              4.1.4. Subsidiaries; Investments. The Company has no Subsidiaries other than those listed on Exhibit 4.1.4 hereto. Each Subsidiary is a duly organized and validly existing corporation in good standing under the laws of its state of incorporation, with all necessary power and authority, corporate and otherwise, to execute, deliver and perform each Related Agreement to which it is or will be a party and to carry on the business now conducted at currently proposed to be conducted by it. Each Subsidiary has taken all action, corporate and otherwise, necessary to authorize each Related Agreement to which it is or will be a party, and to make each such document the legal, valid, binding and enforceable obligation it purports to be, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity. Each Related Agreement to which any Subsidiary is or will be a party has been (or, as applicable, will have been at or prior to the Closing) duly executed and delivered by such Subsidiary. The Company has no Investment in any Person other than a Subsidiary, other than those described on Exhibit 4.1.4 hereto.

              4.1.5. Qualification. Except as set forth on Exhibit 4.1.5 hereto, each of the Company's Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing as such in each jurisdiction in which it is required to be so qualified and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner presently conducted and proposed to be conducted, except for such failures to be so qualified or authorized, qualified and licensed that have not had and are not reasonably expected to have a Material Adverse Effect.

     4.2.     Capitalization.

              4.2.1. Capital Stock of the Company; Options, Etc. The authorized capital stock of the Company immediately prior to the Closing consists of 20,000,000 shares of

     Common Stock, no par value, 96,000 shares of Series A preferred stock, no par value (the "Series A Preferred Stock"), 750,000 shares of junior redeemable preferred stock, no par value (the "Redeemable Preferred Stock"), 25,000 shares of Senior Preferred Stock, and 50,000 shares of Junior Preferred Stock. As of the date of this Agreement the Company has outstanding 358,000 shares of Common Stock, 96,000 shares of Series A Preferred Stock, 742,033 shares of Redeemable Preferred Stock, and 3,580 shares of Junior Preferred Stock, owned of record as set forth in Exhibit 4.1.3A hereto, all of which have been validly issued and are fully paid and non-assessable. As of the date of this Agreement, no Senior Preferred Stock is outstanding. After giving effect to the Closing and giving effect to the application of the proceeds of the sale of the Investor Securities to be sold to you at the Closing and the consummation of the Repurchase Agreement, the Redemption, the Carryco Merger Agreement, the Investment Agreement, and the Principal Merger Agreement, (x) the authorized capital stock of the Company will consist of 20,000,000 shares of Common Stock, no par value, 96,000 shares of Series A Preferred Stock. 750,000 shares of Redeemable Preferred Stock, 25,000 shares of Senior Preferred Stock and 50,000 shares of Junior Preferred Stock, and (y) the Company will have 3,276,005 shares of common stock outstanding, 20,000 shares of Senior Preferred Stock outstanding, and 28,540 shares of Junior Preferred Stock outstanding, which shall be owned of record as set forth in Exhibit 4.1.3B hereto, all of which will be validly issued, fully paid and non-assessable. No shares of Series A Preferred Stock or Redeemable Preferred Stock will be outstanding immediately after the Closing. When issued and paid for as provided for in this Agreement, the Investor Securities will be subject to no Lien, except restrictions on transfer imposed by this Agreement, the other Related Agreements, and applicable securities laws and Liens, if any, created by you. Except as described in Exhibits 4.2.1A and 4.2.2 hereto, no Subject Entity has outstanding, and except as described in Exhibits 4.2.1B and 4.2.2 hereto, immediately after giving effect to the Closing, no Subject Entity will have outstanding, in each case other than as created by or pursuant to this Agreement or any of the Related Agreements (a) any Equity Securities, or (b) any contractual obligation to repurchase or otherwise acquire or retire any of its Equity Securities.

              4.2.2. Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid. nonassessable and owned beneficially and of record, as set forth in Exhibit 4.2.2 hereto, subject to no Lien or Restriction except Liens securing the Senior Indebtedness, and restrictions on transfer imposed by this Agreement and the other Related Agreements and applicable securities laws, and except as described in Exhibit 4.2.2.

              4.2.3. Reservation of Common Stock. The shares of common stock issuable upon exercise at conversion of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company. and such shares, when issued upon such exercise or conversion (as applicable), will be duly and validly issued, fully paid and nonassessable.

              4.2.4. Issuance of Securities. All outstanding securities of each Subject Entity have been, and all securities of each Subject Entity outstanding on the Closing Date will have been, issued in accordance with all applicable Legal Requirements, including without limitation the Securities Act and state "Blue Sky" laws.

     4.3. Financial Information. You have been furnished with, and by your execution hereof acknowledge receipt of, true, complete and correct copies of each of the following:

              4.3.1. The consolidated and consolidating balance sheets of the Subject Entities as of December 31, 1995 and the related consolidated and consolidating statements of earnings and consolidated statements of shareholders equity and cash flows for the fiscal year then ended, accompanied by the notes thereto and (with respect to such consolidated statements) the report thereon of KPMG Peat Marwick LLP, and similar financial statements as at the end of and for the preceding fiscal year accompanied by the notes thereto and auditors' report thereon.

              4.3.2. The unaudited consolidated and consolidating balance sheets of the Subject Entities as of September 30, 1996 and the related unaudited consolidated and consolidating statement of earnings and consolidated statements of stockholders equity and cash flows for the fiscal quarter and portion of the fiscal year then ended.

              4.3.3. Monthly unaudited consolidated and consolidating financial statements of the Subject Entities for internal use for the months of October, 1996 (other than consolidating statements of stockholders equity and cash flow).

              4.3.4. The budgeted consolidated and consolidating financial statements of the Subject Entities for the periods ended December 31 of each of 1996 and 1997 (other than consolidating statements of stockholders equity and cash flow).

              4.3.5. Pro forma projections of consolidated and consolidating financial results (other than consolidating statements of stockholders equity and cash flow) of the Subject Entities for each of the fiscal years ended December 31, 1998 through 2001.

              4.3.6. The pro forma consolidated capitalization of the Subject Entities, as of the Closing Date.

     The financial statements (including the notes thereto, if any) referred to in Sections 4.3.1 and 4.3.2 were prepared in accordance with generally accepted accounting principles consistently applied (except as to changes described therein and except, in the case of the financial statements described in Section 4.3.2, for the absence of footnotes and normal year end adjustments), and such financial statements and the financial statements referred to in Section 4.3.3 present fairly in all material respects the financial condition of the Persons covered thereby at the respective dates thereof and the results of their operations for the periods covered thereby subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnotes.

     The budgeted, projected and pro forma information referred to in Sections 4.3.4, 4.3.5, and 4.3.6 was prepared in good faith, was reasonable to the Company when prepared and continues to be reasonable as of the Closing Date, based upon the assumptions stated therein, it being understood that the actual results of operations of the Subject Entities will depend in part upon the occurrence of the assumptions stated therein, general economic conditions and the normal and ordinary competitive, regulatory and operating risks associated with the business of the Subject Entities, which are not within the control of the Subject Entities and without representation or warranty that such projected performance and financial condition will actually be achieved, it being acknowledged by you that actual results may differ from projected results and such differences may be material.

     The Company is not aware of any fact which casts doubt on the validity of the pro forma capitalization referred to in Section 4.3.6. After giving effect to the transactions contemplated hereby, the Company does not and will not have any material contingent liabilities which are not referred to in said pro forma capitalization or on the financial statements referred to above or the notes thereto.

     4.4. Related Agreements. The Company has furnished or caused to be furnished to you (i) true, correct and complete executed or conformed copies of the documents listed in Sections 4.4.1 through 4.4.9 hereof, inclusive, which have been executed on or prior to the date hereof and of any amendments thereto, modifications thereof or waivers granted thereunder (in the case of oral waivers, a written description thereof), and (ii) true, correct and complete copies of the documents listed in Sections 4.4.1 through 4.4.9 hereof, inclusive, which have not yet been executed, in the exact form in which they will be executed on or prior to, and will be in effect on, the Closing Date. The documents listed in Sections 4.4.1 through 4.4.9 hereof, inclusive, together with this Agreement and the Option Plan, are referred to collectively herein as the "Related Agreements." References to any one of the Related Agreements shall mean such Related Agreement in the form so furnished to you, without regard to any amendment, modification, waiver, change, limitation or termination of such document which is made or otherwise becomes effective after the date hereof, unless such amendment, modification, waiver, change, limitation or termination has been made with your consent, and shall include other documents, exhibits and schedules which are attached thereto or incorporated therein by reference.

              4.4.1. Carryco Merger Agreement. The Agreement and Plan of Merger dated December 16, 1996 between the Company and Carryco, Inc., an Oregon corporation (the "Carryco Merger Agreement").

              4.4.2. Credit Agreement. The Credit Agreement dated as of
     December 17, 1996 (the "Credit Agreement") among the Company, First Union National Bank of North Carolina and the lenders party thereto (the "Lenders") pursuant to which the Lenders shall provide the Company with a term loan in the principal amount of $35,000,000 and a revolving credit loan in the aggregate principal amount of up to $65,000,000 (the "Senior Financing").

              4.4.3. Investment Agreement. The Investment Agreement dated as of November 21, 1996 among the Company, Golder, Thoma, Cressey, Rauner Fund IV, L.P. ("GTCR Fund IV") and Principal Hospital Company ("Principal") pursuant to which GTCR Fund IV and its designees shall purchase certain securities of the Company, and certain counterparts thereto (collectively, the "Investment Agreement").

              4.4.4. Preferred Stock Purchase Agreement. The Preferred Stock Purchase Agreement dated as of December 17, 1996 (the "Preferred Stock Repurchase Agreement") between the Company and General Electric Capital Corporation ("GECC"), pursuant to which the Company shall purchase all of the preferred stock of the Company held by GECC (the "GECC Preferred Stock") for an aggregate price of $30,003,106.

              4.4.5. Professional Services Agreement. The Professional Services Agreement dated as of December 17, 1996 (the "Professional Services Agreement") among the Company and Golder, Thoma, Cressey, Rauner, Inc.

              4.4.6. Principal Merger Agreement. The Plan and Agreement of Merger dated as of December 17, 1996 (the "Principal Merger Agreement") among the Company, Principal and Principal Merger Company, pursuant to which Principal Merger Company shall merge with and into Principal so that, following the merger Principal shall be a wholly-owned subsidiary of the Company, the shareholders of Principal receiving in consideration therefore an aggregate amount of 14,403 shares of Junior Preferred Stock and 1,682,349 shares of the Company's Common Stock.

              4.4.7. Shareholders Agreement. The Stockholders Agreement dated as of December 17, 1996 (the "Shareholders Agreement") among the Company, GTCR Fund IV, Leeway & Co., Martin Rash, Richard Gore, AmSouth, First Union, and the Brim Rollover Stockholders.

              4.4.8. Registration Agreement. The Registration Agreement dated as of December 17, 1996 (the "Registration Rights Agreement") among the Company, GTCR Fund IV, Leeway & Co., Martin Rash, Richard Gore, AmSouth, First Union, and the Brim Rollover Stockholders.

              4.4.9. Senior Management Agreements. The senior management agreements dated December 17, 1996 between the Company, GTCR Fund IV, Leeway & Co., Martin Rash and Richard Gore (the "Employment Agreements").

     Except as set forth on Exhibit 4.4 hereto, no Subject Entity is a party to or bound by any Contractual Obligation (i) relating to Indebtedness, or (ii) affecting the Equity Securities of any Subject Entity or the voting thereof, which, in either case, is not a Related Agreement or referred to in one or more of the Related Agreements.

     4.5. Changes in Condition. Since December 31, 1995, there has been no Material Adverse Change, and no Subject Entity has entered into any material transaction outside of the ordinary course of business except as described on
Exhibit 4.5 hereto or as disclosed elsewhere herein.

     4.6. Incorporation by Reference. Each of the representations and warranties made by any Subject Entity in any of the other Related Agreements to which such Subject Entity is a party or in any document delivered pursuant thereto at the Closing or otherwise is incorporated herein by reference with the same force and effect as if fully set forth herein together with the definitions of the defined terms used therein, mutatis mutandis, so that references to the recipient of any such representations and warranties shall be deemed to be references to you. Each such representation and warranty so incorporated herein by reference (other than representations regarding the capitalization of the Company prior to the Closing) is true and correct on the date hereof as if made on and as of the date hereof and is hereby confirmed directly by the Company to you (without regard to any limitation on the survival of representations and warranties). The Company has no reason to believe and does not believe that any of the representations and warranties made by any Person (other than the Subject Entities) in any of the other Related Agreements or in any document delivered pursuant thereto at the Closing or otherwise is not true and correct in all material respects.

     4.7. No Legal Obstacle to Agreement. Neither the execution and delivery of this Agreement or any other Related Agreement, nor the consummation of any transaction referred to herein or therein or contemplated hereby or thereby, nor the fulfillment of the terms hereof or thereof or of any agreement or instrument referred to in this Agreement or any other Related Agreement, has constituted or resulted in or will constitute or result in (i) a breach of the provisions of any Contractual Obligation to which any Subject Entity is party or by which it is bound or of its Charter or By-laws, or (ii) assuming the accuracy of your representation, and warranties in Section 5 hereof, a violation of any Legal Requirement applicable to any Subject Entity, or (iii) the creation under any Contractual Obligation of any Lien (other than liens required by the Credit Agreement) upon any of the assets of any Subject Entity. No approval, authorization or other action by any Governmental Authority or any other Person is required to be obtained by any Subject Entity in connection with the execution, delivery and performance of this Agreement or any other Related Agreement or the Investor Securities or the transactions contemplated hereby or thereby, except for such approvals as will have been obtained and shall be in full force and effect as of the Closing Date, and copies of which shall have been furnished to you at or prior to the Closing and except for notice filings required in connection with health care regulatory requirements.

     4.8.     ERISA.

              4.8.1. Welfare Plans. Each Welfare Plan is in material compliance with the applicable provisions of ERISA and the Code. Neither the Company nor any Subsidiary of the Company has any contingent, future or other obligations or liabilities under or with respect to any Welfare Plan which provides for the continuation of benefits at the expense of any of them after retirement or other termination of employment (except as required by COBRA or applicable state continuation coverage law, or except to the extent such obligations or liabilities are not reasonably expected to have a Material Adverse Effect).

              4.8.2. Pension Plans. Each Pension Plan is in material compliance with the applicable provisions of ERISA and the Code, including without limitation any applicable minimum funding requirements. There have been no reportable events within the meaning of Section 4043 of ERISA that are subject to the 30-day notice to the PBGC as set forth in regulations with respect to any Pension Plan. In the event of the termination of all Pension Plans, neither the Company nor any Subsidiary of the Company would have any liability under Sections 4062, 4063, 4064 of ERISA except to the extent such liability would not be reasonably be expected to have a Material Adverse Effect. As of the most recently prepared actuarial report for each Pension Plan, the accumulated benefit obligations of each Pension Plan does not exceed the fair market value of the assets of such Pension Plan by an amount that is reasonably expected to have a Material Adverse Effect. No Pension Plan is a Multiemployer Plan.

              4.8.3. Effect of Transactions. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby is not reasonably expected to involve any prohibited transaction within the meaning of ERISA.

              4.8.4. Plan Assets. The Company is an Operating Company and none of the underlying assets of the Company or any Subsidiary of the Company are or should reasonably be deemed Plan Assets with respect to you or any Employee Benefit Plan which owns any of the Securities.

     4.9.     Foreign Trade Regulations; Government Regulations.

              4.9.1. Foreign Trade Regulations. Neither the execution and delivery of this Agreement or any other Related Agreement, nor the issuance and sale of the Investor Securities by the Company hereunder and the application of the proceeds thereof, has constituted or resulted in or will constitute or result in the violation of any Foreign Trade Regulation.

              4.9.2. Governmental Regulation. Neither the Company nor any corporation controlling the Company or under common control with the Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act or the Federal Power Act, or is subject to any Legal Requirement (other than Legal Requirements applicable to borrowers or issuers of securities generally) which regulates the incurring of Indebtedness by the Company, or any of its Affiliates, for money borrowed or the issuing by any of them of any equity security. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by the Company of this Agreement or the consummation of any of the transactions contemplated hereby.

     4.10. Litigation. There is no Action against any Subject Entity, pending (or, to the knowledge of the Company, threatened), except for such of the foregoing as are not reasonably expected to, individually or in the aggregate, result in any material liability or expense or otherwise result in any Material Adverse Effect. There is no Action, pending (or, to the knowledge of the Company, threatened), which seeks rescission of, seeks to enjoin the consummation of, or questions the validity of, this Agreement or any other Related Agreement or any of the transactions contemplated hereby or thereby. No judgment, decree or order of any Governmental Authority (i) has been issued against any Subject Entity or (ii) to the knowledge of the Company, has been issued against any Person other than a Subject Entity in each case which is reasonably expected to have any Material Adverse Effect.

     4.11. Solvency. The Company, both before and after giving effect to this Agreement and the transactions contemplated hereby, is and will be solvent (within the meaning contemplated by Section 548 of Title 11 of the United States Code and any similar state statute which may be applicable), has and will have assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has and will have access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

     4.12. Availability for Resale. The Securities are eligible for resale pursuant to the provisions of Rule 144A.

     4.13. Disclosure. Neither this Agreement nor any agreement, certificate, statement or document furnished by or on behalf of the Company in connection herewith, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading. There is no fact known to the Company which has had, or in the future is reasonably likely to have (so far as the Company can now foresee), a Material Adverse Effect.

5. INVESTMENT REPRESENTATIONS. You hereby represent and warrant to the Company with respect to the purchase by you of the Investor Securities as follows; provided, however, that nothing contained in this Section 5 shall prevent you from transferring such Investor Securities in compliance with the provisions of Section 11 hereof; and provided, further, that the disposition of your property shall at all times be and remain in your control.

     5.1. Accredited Investor. You are an "accredited investor" as such term is defined in Rule 501(a) of Regulation D of the Securities Act.

     5.2. Experience. You have substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so you are capable of evaluating the merits and risks of your investment in the Company and have the capacity to protect your own interests in making your investment in the Company.

     5.3. Investment. You are acquiring the Investor Securities for investment and not with the view to, or for resale in connection with, any distribution thereof. You understand that the Investor Securities to be purchased have not been, and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of your investment intent and the accuracy of your representations as expressed herein.

6. CONDITIONS TO PURCHASE. Your obligation to purchase any of the Investor Securities pursuant to this Agreement is subject to compliance by the Company with its agreements herein contained, and to the satisfaction, simultaneously with or prior to the Closing, of the following conditions, which may be waived by you in the exercise of your sole discretion:

     6.1. Related Agreements. The Related Agreements (other than the Option Agreement) shall have been duly authorized, executed and delivered and shall be in full force and effect in the respective forms referred to in Section 4.4 hereof with no term or condition thereof having been amended, modified or waived without your prior written consent. All material covenants and conditions contained in the Related Agreements which are to be performed or complied with at or prior to closing under the Related Agreements shall have been performed, complied with or (subject to the provisions of the immediately preceding sentence) waived prior thereto. The Transactions shall have been consummated by, or shall be consummated contemporaneously with, the Closing.

     6.2. Legal Opinions. You shall have received from Kirkland & Ellis and Tonkon, Torp, Galen, Marmaduke & Booth, counsels to the Company, their opinions in form and substance reasonably satisfactory to you.

     6.3. Representations and Warranties; Officers' Certificate. The representations and warranties contained in Section 4 hereof shall be true and correct on and as of the Closing with the same force and effect as though made on and as of the Closing; between December 31, 1995 and the Closing there shall have been no Material Adverse Effect as the result of any fire, flood, explosion, accident, drought, strike, lockout, riot, sabotage, confiscation, condemnation or purchase of any property by governmental authority, activities of armed forces or acts of God or the public enemy, legislative or regulatory order or change, judicial decision or any other event or development whether or not related to those enumerated above; and you shall have received on the Closing Date a certificate to these effects signed by the President and the Chief Financial Officer of the Company.

     6.4. Origination Fee. You shall have received on or prior to the Closing an origination fee of $100,000 in immediately available funds.

     6.5. Payment of Transaction Costs. At the time of the Closing, the Company shall have paid all reasonable fees, expenses, and disbursements incurred by you at or prior to the time of the Closing in connection with the transactions contemplated by this Agreement and of Related Agreements, including, without limitation, the reasonable fees, expenses, and disbursements of your counsel.

     6.6. Proper Proceedings. All proper corporate proceedings shall have been taken by the Company to authorize this Agreement and the transactions contemplated hereby.

     6.7. Legality; Governmental Authorization. Neither the purchase of the Investor Securities nor the consummation of any of the transactions contemplated hereunder shall be prohibited by any Legal Requirement, or shall subject you to any penalty, special tax, or other onerous condition. All necessary consents, approvals, licenses, permits, orders and authorizations of, and registrations, declarations and filings with, any governmental or administrative agency or any other Person with respect to any of the transactions contemplated by this Agreement or the other Related Agreements shall have been duly obtained or made and shall be in full force and effect.

     6.8. General. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to you, and you shall have received copies of all documents, including without limitation records of corporate proceedings and opinions of counsel, which you may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

     Your obligation to purchase Investor Securities pursuant to this Agreement at any Subsequent Closing is subject to compliance by the Company with Section 6(g) of the Shareholders Agreement, and to the satisfaction, simultaneously with or prior to any Subsequent Closing, of the condition contained in 6.5 (with all references to the Closing replaced by a reference to any Subsequent Closing), which may be waived by you in your sole discretion.

7. COVENANTS APPLICABLE WHILE ANY INVESTOR SECURITIES ARE OUTSTANDING. The Company covenants that so long as any of the Investor Securities remains outstanding it will comply with the following provisions:

     7.1. Financial Statements. Each Subject Entity will maintain a system of accounting in which full, true and correct entries will be made of all dealings and transactions in relation to its business and affairs in accordance with generally accepted accounting principles.

              7.1.1. Annual Statements. The Company will furnish to each holder of Investor Securities as soon as available, and in any event within 100 days after the end of each fiscal year of the Company (120 days in the case of fiscal 1996), (i) the consolidated and (if requested) consolidating balance sheet of the Subject Entities as at the end of such fiscal year and the consolidated and (if requested) consolidating statements of income, stockholders' equity and cash flows for such year of the Subject Entities, together (beginning in fiscal 1998) with comparative figures for the immediately preceding fiscal year, accompanied by (i) the reports or certificates of independent certified public accountants of recognized standing, to the effect that such consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years (except as to changes described therein with which such accountants concur) and fairly present the financial condition of the Subject Entities at the dates thereof and the results of their operations for the periods covered thereby, (ii) the statement of such accountants that they have caused the provisions of this Agreement to be reviewed and that in the course of their audit of the Company nothing has come to their attention to lead them to believe that any covenant hereunder has been breached, or, if such is not the case, specifying such covenant and the nature of the breach thereof, it being understood that the examination of such accountants cannot be relied upon to give them knowledge of any such breach except as would be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards, and (iii) the certificate of the President or the Chief Financial Officer or Vice President-Controller of the Company that such officer has caused the provisions of this Agreement to be reviewed and have no knowledge of any breach, or if any such officer has such knowledge, specifying such breach, and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

              7.1.2. Quarterly Reports. The Company will furnish to each holder of Investor Securities as soon as available and, in any event, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, (i) the unaudited consolidated and (if requested) consolidating balance sheet of the Subject Entities as at the end of such quarter and the consolidated and (if requested) consolidating statements of income, consolidated statements of stockholders' equity and cash flows for the fiscal quarter and portion of the fiscal year then ending of the Subject Entities (all in reasonable detail), accompanied by the corresponding figures for the corresponding portions of the previous fiscal year, (ii) a certificate of the President and the Chief Financial Officer of the Company that such statements have been properly prepared in accordance with generally accepted accounting principles consistently applied (except as to changes described therein and except for the absence of footnotes thereto) and fairly present the financial position of the Subject Entities at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments, and (iii) the certificate of the President or the Chief Financial Officer or Vice President-Controller of the Company that such officer has caused the provisions of this Agreement to be reviewed and have no knowledge of any covenant hereunder having been breached, or if such officer has such knowledge, specifying such breach and the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

              7.1.3. Monthly Reports. As soon as practicable, and in any event within 45 days after the end of each calendar month of each fiscal year (other than the last month of each fiscal quarter of the Company), the Company will furnish to each Major Holder of each class of Investor Securities then outstanding the operating reports of the Subject Entities as of the end of such month in the form customarily prepared by management for internal use.

              7.1.4. Annual Budgets. Not later than 30 days following the end of each fiscal year of the Company (or 60 days following the fiscal year ending December 31, 1997), the Company will furnish to each Major Holder a proposed month by month operating and capital budget for the following fiscal year of the Subject Entities, including projected cash flows. Together with each report furnished pursuant to Section 7.1.1, 7.1.2 or
     7.1.3 hereof, the Company shall furnish to each Major Holder a budgetary analysis comparing actual figures by the Subject Entities for such month with the operating and capital budget for that year previously furnished to such Major Holder.

              7.1.5. Other Reports. The Company will furnish to each Major Holder (i) promptly after review by the Company's Board of Directors, all management letters furnished to the Company by its auditors, (ii) promptly after the sending or making available for filing of the same, copies of all reports and financial statements which the Company shall send or make available to the holders of its securities, and all registration statements, proxy statements and all reports, if any, which the Company shall file with the Securities and Exchange Commission, and (iii) all material reports, certificates and other written information provided to any lender by any Subject Entity.

              7.1.6. Notice of Litigation, Defaults, etc. The Company will promptly, following a senior officer of the Company obtaining knowledge thereof, give each Major Holder written notice of any Action to which any Subject Entity may hereafter become a party which after giving effect to applicable insurance may result in any Material Adverse Change. Promptly upon any senior officer of the Company obtaining knowledge of any covenant hereunder having been breached or of any default or event of default under any agreement relating to indebtedness, the Company will furnish to each Major Holder a notice specifying the nature and period of existence thereof and in the case of a default or event of default what action the Company has taken, is taking or proposes to take with respect thereto.

              7.1.7. Other Information. From time to time upon request of any Major Holder, the Company will furnish to such Major Holder such other information regarding the business, affairs, operations, prospects, and condition, financial or otherwise, as such Major Holder may reasonably request. Officers and representatives of each Major Holder shall have the right during normal business hours and upon reasonable notice to examine the books and records of the Subject Entities, to make copies, notes and abstracts therefrom, and to make an independent examination of such books and records, for the purpose of verifying the accuracy of the reports delivered by any of them pursuant to this Section 7.1 or otherwise, and of ascertaining compliance with this Agreement.

Each holder of Investor Securities understands that some of the information furnished to it pursuant to this Section 7.1 may not be available to the public, and includes confidential information and agrees that it will make all reasonable efforts to keep all information so furnished to it pursuant to this
Section 7.1 confidential and will make no use or disclosure to other Persons of such information until such information shall have become public; provided, however, that it shall not be precluded from making disclosure regarding such information (i) to counsel, accountants or other professional advisors, (ii) to any lender to the Company, (iii) in connection with the enforcement of any rights hereunder, (iv) as required by law or applicable regulation or (v) to any parents or corporate affiliates or to any prospective purchaser of Investor Securities (so long as such Person agrees to keep such information confidential in accordance with this Section 7.1).

     7.2. Transactions with Affiliates. Except as set forth on Exhibit 7.2, no Subject Entity shall effect any transaction with any Affiliate on a basis less favorable to such Subject Entity than would be the case if such transaction had been effected with a Person which was not an Affiliate; provided, however, that the foregoing shall not apply to transactions among the Company and its Wholly Owned Subsidiaries; and provided, further, except as set forth on Exhibit 7.2, that there shall be no transactions with, or payments or other transfers of property, rights or other value to, holders (other than holders of Investor Securities, the Company and its Wholly Owned Subsidiaries) of any Equity Security of any Subject Entity without the prior written consent of the Required Holders, which shall not be unreasonably withheld.

     7.3.     ERISA.

              7.3.1. Compliance with ERISA, etc. The Company and its Subsidiaries will meet all minimum funding requirements applicable to the Pension Plans imposed by ERISA or the Code and will at all times comply in all material respects with the provisions of ERISA and the Code which are applicable to the Pension Plans and the Welfare Plans, including without limitation, the proscription against causing any Pension Plan to engage in a "prohibited transaction," as described in section 4975 of the Code or section 406 of ERISA, which is not otherwise exempt (or for which an individual exemption is not otherwise issued) except to the extent any failure so to meet or to comply is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries will permit any event or condition to exist which would permit any Plan to be terminated under circumstances which would cause the Lien provided for in section 4068 of ERISA to attach to the assets of the Company or any of its Subsidiaries, except to the extent that the imposition of such lien would not have a Material Adverse Effect. The Company will forthwith notify each holder of any Security if there is any reportable event (as defined in section 4043 of ERISA) with respect to any Pension Plan (other than a reportable event for which the 30-day notification to the PBGC has been waived by regulations), or if the Company or any of its Subsidiaries or the Pension Benefit Guaranty Corporation (the "PBGC") takes action to terminate any Single Employer Plan, and the Company will furnish such holders with a copy of any notice of any such reportable event which is required to be filed with the PBGC any notice delivered by the PBGC evidencing its institution of such proceedings or its intent to institute such proceedings, or any notice to the PBGC that such a Pension Plan is to be terminated, as the case may be. The Company will also furnish such holders with copies of any request with respect to any such Single Employer Plan for waiver of the funding standards or extension of the amortization periods under sections 303 and 304 of ERISA or section 412 of the Code, no later than 5 business days after the date on which the request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be. The Company will forthwith notify such holders upon learning of the occurrence of any partial or complete withdrawal from a Multiemployer Plan which is reasonably expected to result in the incurrence of any material withdrawal liability by the Company or any of its Subsidiaries under Subtitle E of Title IV of ERISA. In the event of a withdrawal of the type referred to in the preceding sentence, the Company will also promptly inform such holders of the scope and extent of such liability, to the best of its knowledge.

              7.3.2. Operating Company. The Company shall take all actions reasonably necessary to allow it, acting directly or through a Subsidiary or Subsidiaries, to continue to constitute an Operating Company, or otherwise not to cause any of the underlying assets of the Company or any of its Subsidiaries to be deemed Plan Assets with respect to you or any Employee Benefit Plan which owns any of the Investor Securities.

     7.4. Resale Under Rule 144A. The Company, at all times during which it is neither subject to the reporting requirement of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, will provide in written form, upon the written request of any holder of Investor Securities, or a prospective purchaser of securities of the Company from such holder, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("144A Information"). With respect to the holder of Investor Securities, the obligations of the Company under this Section 7.4 shall at all times be contingent upon such holder's obtaining from a prospective purchaser an agreement to take all reasonable precautions to safeguard the 144A Information from disclosure to anyone other than employees, advisors or agents of the prospective purchaser who required access to the 144A Information for the sole purpose of evaluating its purchase of the Securities.

     7.5. Confidentiality. Neither the Company nor any Subsidiary shall disclose any information about you, including but not limited to your identity, in any document except where such disclosure is (i) required by law, (ii) required by the Commission or (iii) approved by your prior written consent. If such disclosure is required by law, the Company shall notify you in writing prior to making such disclosure. The Company is authorized to disclose information about you to the Lenders in connection with the Credit Agreement.

     7.6. Registration Statements. No Subject Entity will file any registration statement (other than on Form S-8) under the Securities Act covering any offering of debt or equity securities unless it shall first have given each holder of Investor Securities 60 days advance written notice thereof. Each holder of Investor Securities shall have the right, at any time when in its sole and exclusive judgment it is or might be deemed to be a controlling person of any Subject Entity for purposes of the Securities Act, (i) to participate in the preparation of such registration statement and to require the inclusion therein or deletion therefrom of material which in its judgment should be included or deleted, as the case may be, (ii) to retain at its own cost and expense counsel and independent public accountants to assist it in such participation, and (iii) to obtain an opinion from the Company's counsel and a "cold-comfort" letter from the Company's auditors, each in customary form, each addressed to it and covering such matters as it may reasonably specify in connection with such registration statement. Unless a reference to a holder of Investor Securities by name is required by any provision of the Securities Act or the rules and regulations promulgated thereunder, no such registration statement or other document shall refer to such holder by name without the prior written consent of such holder. The indemnity and contribution provisions set forth in Section 6 of the Registration Rights Agreement shall apply mutatis mutandis to any registration statement or other document referred to in this Section 7.6, except that references therein to the holders of Registrable Securities shall be deemed to be references to each holder of Investor Securities.

8. COVENANTS APPLICABLE WHILE ANY SHARES OF PREFERRED STOCK CONSTITUTING INVESTOR SECURITIES ARE OUTSTANDING.

     8.1. Charter Amendments. The Charter and By-laws of the Company shall not be amended, modified or supplemented in a manner that poses a material risk of having, directly or indirectly, any Material Adverse Effect or any material adverse effect on any then outstanding Investor Securities or on the rights, remedies or interests of any holder thereof under this Agreement or any of the other Related Agreements. Within 30 days of the Closing, the Company will use its best efforts to replace its certificate with a new Certificate satisfactory to you that has the same substantive provisions (except as set forth in Exhibit 8.1) as the Certificate but that does not permit the issuance of certificates of designation.

     8.2. Related Agreements. Neither the Company nor any of its Subsidiaries shall agree to any amendment or modification of, or grant any waiver or fail to enforce any of its rights pursuant to, any of the Related Agreements without the prior consent of the Required Holders (which shall not be unreasonably withheld), except for amendments and modifications that do not pose a material risk of having, directly or indirectly, any Material Adverse Effect or any material adverse effect on any then outstanding Investor Securities or on the rights, remedies or interests of any holder thereof under this Agreement or any of the other Related Agreements.

     8.3. Existence, Etc. The Company will, and will cause each of its Subsidiaries to:

          a. preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 8.3 shall prohibit any transaction expressly permitted under Section 8.5 hereof); provided, however, that the Company may permit the dissolution of any of its Subsidiaries (and any such Subsidiary may suffer such dissolution) if, at the time of such dissolution, such Subsidiary has no assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its corporate existence in good standing;

          b. comply with the requirements of all applicable Legal Requirements, as in effect from time to time, if failure to comply with such requirements could reasonably be expected to have a Material Adverse Effect;

          c. pay and discharge all taxes, assessments and governmental charges or levies in excess of $500,000 imposed on it or on its income or profits or on any of its assets or property prior to the date on which the penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          d. subject to Section 6.15 of the Credit Agreement, maintain all of its assets and properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to maintain the same would not have a Material Adverse Effect; and

          e. keep adequate records and books of accounts, in which complete entries will be made in accordance with GAAP.

     Without limiting the generality of the foregoing, the Company will, and will cause each of its Subsidiaries to: (i) do all things necessary to maintain its corporate existence separate and apart from its Affiliates, including, without limitation holding regular meetings of its shareholders and Board of Directors and maintaining appropriate corporate books and record (including current minute books); (ii) not suffer any limitation on the authority of its own officers and directors to conduct its business and affairs in accordance with their independent business judgment other than pursuant to Article VI of the Credit Agreement, or authorize or suffer any Person other than its own officers to conduct its business and affairs in accordance with the independent judgment, or authorize or suffer any Person other than its own officers and directors to act on its behalf with respect to matters (other than matters customarily delegated to others under power of attorney) for which a corporation's own officers and directors would customarily be responsible; and (iii) (A) maintain or cause to be maintained by an agent or employee under its physical control and possession all its books and records, (B) account for and manage all of its liabilities separately from those of any other Person, including, without limitation, payment by it of all payroll and other administrative expenses and taxes from its own assets, (C) segregate and identify separately all of its assets from those of any other Person and (D) maintain employees, and pay its employees, officers and agents for services performed on its behalf.

     8.4. Conduct of Business. Each Subject Entity will engage only in the business conducted by it on the date hereof, or in businesses that are related to such business.

     8.5. Prohibition of Fundamental Changes. Except as specifically contemplated by this Agreement and by the Related Agreements and as permitted by
Section 6.1 of the Credit Agreement, the Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself or suffer any liquidation or dissolution. The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all, on a consolidated basis, of the business, property or assets of the Company and its Subsidiaries.

     8.6. Repurchase. The Company shall not, nor shall it subject itself to any obligation to, repurchase or otherwise acquire or retire any of its equity interests or any securities convertible into or exchangeable for any of its equity interests except as contemplated by Exhibit 8.6 hereto and except for rights existing under the other Related Agreements or the Certificate.

     8.7. Restrictions on Indebtedness. No Subject Entity will create, incur or otherwise become or remain liable with respect to any Indebtedness except the following:

          8.7.1. The Senior Financing.

          8.7.2. Indebtedness permitted under Section 6.2 of the Credit
      Agreement.

          8.7.3. Indebtedness of any Subsidiary of the Company to the Company.

     8.8. Restrictions on Guarantees. The Subject Entities will not become or remain liable with respect to any Guarantee of any obligation of any other Person except the following:

          8.8.1. Guarantees required under the Credit Agreement.

          8.8.2. Guarantees permitted by Section 6.3 of the Credit
      Agreement.

          8.8.3. Guarantees by the Company of the obligations of Subsidiaries of the Company.

     8.9. Distributions. Neither the Company nor any of its Subsidiaries shall make any distribution with respect to the Company's common stock. Neither the Company nor any of its Subsidiaries shall make any cash Distribution with respect to the Junior Preferred Stock while there are any shares of Senior Preferred Stock outstanding.

     8.10. Board Visitation Rights. The Company will give to each Major Holder of Senior Preferred Stock and Junior Preferred Stock that does not already have a Director Designee: (a) reasonable prior written notice of the time, place and subject matter of any proposed meeting of its board of directors, and (b) reasonable prior written notice of the date and subject matter of any proposed action by written consent of its board of directors. Each such notice shall include true and complete copies of all documents furnished to any director in connection with such meeting or consent. Each such Major Holder will be entitled to send one Person to attend any such meeting, or if a meeting is held by telephone conference to have one Person participate therein but no more than two representatives of the Major Holders may attend or participate in any such meeting), but the foregoing right of attendance or participation shall not in and of itself include the right to vote on matters presented to the board of directors.

     8.11.    Change of Control.

              8.11.1. Upon the occurrence of a Change of Control of the Company, you shall have the right to require the Company to redeem the Senior Preferred Stock at a price equal to the price payable by the Company upon an Optional Redemption of Senior Preferred Stock, as set forth in the Certificate.

              8.11.2. Upon the occurrence of a Change of Control of the Company, you shall have the right to require the Company to redeem the Junior Preferred Stock at a price equal to the price payable by the Company upon a Mandatory Redemption of Junior Preferred Stock, as set forth in the Certificate.

              8.11.3. A "Change of Control" shall be deemed to occur if the Company sells substantially all of its assets or if the Equity Owners as a group, after giving effect to the Closing, cease to own, directly or indirectly (a) at least 40% of the Equity Securities of the Company, if the Company's Equity Securities are then publicly traded, or (b) at least 50% of the Equity Securities of the Company, if the Company's Equity Securities are not publicly traded.

9. COVENANTS APPLICABLE WHILE ANY WARRANTS, WARRANT SHARES OR SHARES OF COMMON STOCK CONSTITUTING INVESTOR SECURITIES ARE OUTSTANDING.

     9.1. Limitations on Issuance of Equity Securities. The Company will not issue any of its Equity Securities to any Person; provided, however, that the Company may (i) issue Equity Securities in accordance with this Agreement, the Investment Agreement, Section 6 of the Shareholder Agreement, the Option Plan, and, as set forth on Exhibit 9.1, and (ii) issue Equity Securities upon conversion of securities issued pursuant to clause (i) above, and (iii) subject to compliance with the provisions of Section 9.2 hereof (if applicable), issue shares of Common Stock to persons not Affiliates of the Company for consideration not less than the fair market value of such shares. Except as set forth on Exhibit 4.2.2, all of the outstanding Equity Securities of each Subsidiary of the Company shall at all times be owned, beneficially and of record, by the Company, free and clear of all Liens, except for Liens permitted hereunder.

     9.2. First Refusal Rights. The Company shall not issue or sell any of its Equity Securities, or enter into any Contractual Obligation providing for the issuance (contingent or otherwise) of, any of its Equity Securities (each an "Issuance" of "Subject Securities"), except in compliance with the following provisions of this Section 9.2.

          9.2.1.  Right of Participation.

                  9.2.1.1. Not fewer than thirty days prior to the consummation of the Issuance, a notice (the "Preemption Notice") shall be furnished by the Company to each holder of Investor Securities. The Preemption Notice shall include:

          (a) The principal terms of the proposed Issuance, including without limitation the amount and kind of Subject Securities to be included in the Issuance, the maximum and minimum (which shall be not less than 90% of such maximum) price per unit of the Subject Securities and the name and address of the Persons to whom the Subject Securities will be Issued (collectively, the "Proposed Subscriber"); and

          (b) An offer by the Company to issue, at the option of such holder of Investor Securities, to such holder of Investor Securities, up to such holder's Applicable Percentage of the Subject Securities which would be otherwise issued in the Issuance, on the same terms and conditions as the Subject Securities are purchased by the Proposed Subscriber.

                  9.2.1.2. If a holder of Investor Securities desires to accept the offer contained in the Preemption Notice, it shall send, within twenty days after the receipt of the Preemption Notice, a written commitment to the Company specifying the amount of Subject Securities (not in any event to exceed such holder's

          Applicable Percentage of the Subject Securities to be included in the Issuance) which such holder desires to be issued. If any holder of Investor Securities has not so accepted such offer, such holder shall be deemed to have waived (for itself and any transferee or assignee of its Investor Securities) all of its rights with respect to this Issuance, and the Company shall thereafter be free to issue the Subject Securities to the Proposed Subscriber, at a price no less than 95% of the minimum price set forth in the Preemption Notice and on otherwise no more favorable terms in any material respect than as set forth in the Preemption Notice, without any further obligation to such holder. If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than 95% of the minimum price set forth in the Preemption Notice, it shall be necessary for a separate Preemption Notice to have been furnished, and the terms and provisions of this Section 9.2 separately complied with, in order to consummate such Issuance pursuant to this Section 9.2.

                  The acceptance of such holder shall be irrevocable except as hereinafter provided, and such holder shall be bound and obligated to acquire in the Issuance on the same terms and conditions, with respect to each unit of Subject Securities issues in the Issuance, such amount of Subject Securities as such holder shall have specified in its written commitment.

                  If at the end of the ninetieth (90th) day following the date of the receipt of the Preemption Notice the Company has not completed the Issuance, any holder of Investor Securities who has accepted the offer in a Preemption Notice shall be released from its obligations under the written commitment, the Preemption Notice shall be null and void, and it shall be necessary for a separate Preemption Notice to have been furnished, and the terms and provisions of this Section 9.2 separately complied with, in order to consummate such Issuance pursuant to this Section 9.2.

                  9.2.1.3. The Company may condition the participation of any holder of Investor Securities in an Issuance upon the purchase by it of any securities (including without limitation debt securities) other than Subject Securities ("Other Securities") in the event that the participation of the Proposed Subscriber in such Issuance is so conditioned. In such case, each holder of Investor Securities shall acquire in the Issuance, together with the Subject Securities to be acquired by it, Other Securities in the same proportion to the Subject Securities to be acquired by it as Other Securities are acquired by the Proposed Subscriber in proportion to the Subject Securities acquired in the Issuance by the Proposed Subscriber, on the same terms and conditions, as to each unit of Subject Securities and Other Securities issued to the Proposed Subscriber, as the Proposed Subscriber shall be issued units of Subject Securities and Other Securities.

                  9.2.1.4. Each holder of Investor Securities and its Affiliates shall take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order expeditiously to consummate each Issuance pursuant to this Section 9.2 and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments with governmental authorities; and otherwise cooperating with the Company; provided, however, that no holder of Investor Securities or any Affiliate thereof shall be required to agree to any amendment or modification of, or waiver under, or other change to, this Agreement, the Investor Securities or any other Related Agreement.

                  9.2.1.5. All costs and expenses incurred by any holder of Investor Securities or the Company in connection with any proposed Issuance of Subject Securities (whether or nor consummated), including without limitation all attorney's fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company; provided, however, that if a holder of Investor Securities or any of its Affiliates retains separate legal counsel or other advisors in connection with such proposed Issuance, the fees and expenses of such separate attorneys or other advisors shall be borne by such holder.

                  9.2.1.6. The closing of an Issuance pursuant to Section 9.2 shall take place at such time and place as the Company shall specify by notice to each participating holder of Investor Securities. At the closing of any Issuance under this Section 9.2, such holders of Investor Securities shall be delivered the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Securities) to be issued to it, registered in the name of such holder of its designated nominee, free and clear of any Liens, with any transfer tax stamps affixed, against delivery by such holders of the applicable consideration.

          9.2.2. Excluded Transactions. The preceding provisions of this Section
     9.2 shall not restrict:

                  (a) Any Issuance of Equity Securities pursuant to clause (i)
                      of Section 9.1 hereto;

                  (b) Any Issuance of Common Stock upon the exercise or
                      conversion of any Investor Securities or any Equity Securities outstanding on the date hereof or issued after the date hereof in compliance with the provisions of this
                      Section 9.2;

                  (c) Any Issuance of Common Stock pursuant to a public
                      offering registered under the Securities Act, other than shares issued pursuant to an employee plan registered on Form S-8 or any similar plan or form.

                  9.2.3. Termination. The foregoing provisions of this Section 9 shall terminate immediately following the closing of a public offering registered under the Securities Act (other than an offering of shares issued pursuant to an employee plan registered on Form S-8 or any similar plan or form) immediately after giving effect to which Common Stock not held by Affiliates of the Company, which is freely tradeable and the sale of which is not in any way subject to Rule 144 (including without limitation Rule 144(k)) under the Securities Act, having an aggregate public market value of not less than $30,000,000 is outstanding (a "Qualifying Public Offering").

     9.3. Board Representation. The Company shall use its best efforts to cause the holders of Common Stock, Warrants, and Warrant Shares constituting Investor Securities (the "Common Holders") to have the collective right to elect one member (their "Director Designee") to the Board of Directors of the Company.

10.  PAYMENT ON INVESTOR SECURITIES; TRANSFER; REPLACEMENT.

     10.1. Payment. All payments made in respect of the Investor Securities held by you shall be made in federal or other immediately available funds in lawful money of the United States for credit, not later than 2:00 p.m., Eastern Standard Time, to you at your account set forth on Schedule I hereto accompanied by sufficient information to identify the source and application thereof or by such other method or at such other address as a holder of Investor Securities shall have from time to time given timely notice of to the Company.

     10.2. Transfer and Exchange of Senior Preferred Stock. The Company shall keep at its principal office a register in which shall be entered the names and addresses of the registered holders of shares of Senior Preferred Stock issued by it and particulars of the respective shares of Senior Preferred Stock held by them and of all transfers of such shares. Upon surrender at such office of any certificate representing shares of Senior Preferred Stock for registration of exchange or (subject to compliance with the applicable provisions of Section
11), transfer, the Company shall issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for shares of such Senior Preferred Stock and registered as such holder may request. Any certificate representing shares of Senior Preferred Stock surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing.

     10.3. Transfer and Exchange of Junior Preferred Stock. The Company shall keep at its principal office a register in which shall be entered the names and addresses of the registered holders of shares of Junior Preferred Stock issued by it and particulars of the respective shares of Junior Preferred Stock held by them and of all transfers of such shares. Upon surrender at such office of any certificate representing shares of Junior Preferred Stock for registration of exchange or (subject to compliance with the applicable provisions of Section
11), transfer, the

Company shall issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for shares of such Junior Preferred Stock and registered as such holder may request. Any certificate representing shares of Junior Preferred Stock surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing.

     10.4. Transfer and Exchange of Common Stock. The Company shall keep at its principal office a register in which shall be entered the names and addresses of the registered holders of shares of Common Stock issued by it and particulars of the respective shares of Common Stock held by them and of all transfers of such shares. Upon surrender at such office of any certificate representing shares of Common Stock for registration of exchange or (subject to compliance with the applicable provisions of Section 11), transfer, the Company shall issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for shares of such Common Stock and registered as such holder may request. Any certificate representing shares of Common Stock surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing.

     10.5. Transfer, Exchange, Exercise and Conversion of Warrants. The Company shall keep at its principal office a register in which shall be entered the names and addresses of the holders of the Warrants and particulars of the Warrants held by them and of all transfers, exchanges, conversions and redemptions of Warrants. Upon surrender at such office or such other place as shall be duly specified by the company of any Warrant for redemption, conversion, exercise, exchange or (subject to compliance with the applicable provisions of this Agreement, including without limitation the conditions set forth in Section 11 hereof) transfer, the Company shall issue at its expense one or more new Warrants in such denomination or denominations as may be requested, and registered as such holder may request. Any Warrant surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing. The Company will pay shipping and insurance charges, from and to each holder's principal office, upon any transfer, exchange, conversion or redemption provided for in this Section 10.5.

     10.6. Replacement of Lost Securities. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a security and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of a security held by you or another institutional holder or by the nominee of you or such other institutional holder, of an unsecured indemnity agreement from you or such other holder reasonably satisfactory to the Company) or, in the case of any such mutilation, upon the surrender of the security for cancellation to the Company at its principal office, the Company at its expense will execute and deliver or will cause to be executed and delivered in lieu thereof a new security of like tenor. Any security in lieu of which any such new security has been so executed and delivered or caused to be executed and delivered by the

Company shall not be deemed to be an outstanding security for any purpose.

11. RESTRICTIONS ON TRANSFER. The Investor Securities shall be transferable only upon satisfaction of the applicable conditions specified in this Section 11

     11.1. Restrictive Legend. Except as otherwise permitted by Section 11.3 hereof, each Warrant shall bear a legend in substantially the form of the legend set forth at the beginning of Exhibit 2.2 hereto, and each certificate representing Warrant Shares, or shares of Senior Preferred Stock, Junior Preferred Stock or Common Stock shall bear a legend in substantially the following form:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold, or otherwise transferred, in the absence of such registration or an exemption therefrom under such Act and under any such applicable state laws. Furthermore, such shares may be sold or otherwise transferred only in compliance with the conditions specified in the Securities Purchase Agreement dated as of December __, 1996 among the issuer hereof and the other parties thereto. Complete and correct copies of such Agreement (including the Exhibits thereto) are available for inspection at the principal office of the issuer hereof and will be furnished without charge to the holder of such shares upon written request."

     11.2. Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Investor Securities other than pursuant to an effective registration statement under the Securities Act. the holder thereof will give not less than three Business Days' prior written notice to the Company of such holder's intention to effect such transfer, describing in reasonable detail the manner of the proposed transfer. No holder of Investor Securities shall transfer any Investor Securities other than pursuant to an effective registration statement under the Securities Act until (i) such holder delivers to the Company an opinion of Ropes & Gray or other counsel reasonably acceptable to the Company addressed to the Company to the effect that the proposed transfer may be effected without registration of such Investor Securities under the Securities Act or applicable state securities laws, and (ii) the transferee agrees in writing to be bound by all of the terms of this Agreement and the Investor Securities to be transferred, and thereupon such holder shall be entitled, within 30 days thereafter, to transfer such Investor Securities in accordance with the terms of this Agreement and the notice delivered by such holder to the Company.

     11.3. Termination of Restrictions. The restrictions imposed by this Section 11 upon the transferability of Investor Securities shall cease and terminate as to any particular Investor Securities and any securities issued in exchange therefor or upon transfer thereof (i) when, (in the case of Sections 11.1 and 11.2 hereof) in the written opinion (addressed to the Company) of Ropes & Gray or other counsel reasonably acceptable to the Company, such restrictions are no longer required in order to assure compliance with the Securities Act, or (ii) when such Investor Securities are being or have been sold pursuant to a Public Sale. Whenever any of such restrictions shall cease and terminate as to any Investor Securities, the holder thereof shall be entitled to receive, without expense, from the Company, new certificates not bearing that part of the legend specified in Section 11.1 hereof that is no longer applicable.

     11.4. Special Restriction. No Investor Security shall be transferred (other than in a Public Sale) to any Person unless such Person is a Financial Institution. Investor Securities shall be transferable in blocks of no fewer than 10% of the number of shares of such Investor Securities issued at the Closing. In the case of the Warrants, the restriction of the preceding sentence shall be applied based on the number of shares for which such Warrant could be exercised.

12.  DEFINITIONS. For purposes of this Agreement:

     12.1 Terms Defined Elsewhere. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:

                           Term                                                 Definition
              "Carryco Merger Agreement"                                        Section 4.4.1
              "Certificate"                                                     Section 2.1
              "Change of Control"                                               Section 8.11.3
              "Closing"                                                         Section 3.2
              "Closing Date"                                                    Section 3.2
              "Common Holders"                                                  Section 9.3
              "Common Stock"                                                    Section 2.3
              "Company"                                                         Preamble
              "Credit Agreement"                                                Section 4.4.2
              "Director Designee"                                               Section 9.3
              "Employment Agreements"                                           Section 4.4.9
              "GECC"                                                            Section 4.4.4
              "GECC Preferred Stock"                                            Section 4.4.4
              "GTCR Fund IV"                                                    Section 4.4.3
              "Investment Agreement"                                            Section 4.4.3
              "Investor Securities"                                             Section 2.5
              "Issuance"                                                        Section 9.2
              "Junior Preferred Stock"                                          Section 2.2
              "Lenders"                                                         Section 4.4.2
              "Other Securities"                                                Section 9.2.1.3
              "PBGC"                                                            Section 7.3.1
              "Preemption Notice"                                               Section 9.2.1.1
              "Preferred Stock"                                                 Section 2.2
              "Preferred Stock Repurchase Agreement"                            Section 4.4.4
              "Principal"                                                       Section 4.4.3
              "Principal Merger Agreement"                                      Section 4.4.6
              "Professional Services Agreement"                                 Section 4.4.5

              "Proposed Subscriber"                                             Section 9.2.1.1
              "Qualifying Public Offering"                                      Section 9.2.3.
              "Registration Rights Agreement"                                   Section 4.3.8
              "Related Agreements"                                              Section 4.4
              "Senior Financing"                                                Section 4.4.2
              "Senior Preferred Stock"                                          Section 2.1
              "Shareholders Agreement"                                          Section 4.4.7
              "Subject Securities"                                              Section 9.2
              "Subsequent Closing"                                              Section 3.3
              "Subsequent Closing Date"                                         Section 3.3
              "Transactions"                                                    Section 3.4
              "Warrants"                                                        Section 2.4
              "144A Information"                                                Section 7.4

Certain other terms are defined in the Exhibits hereto and are used therein with the meanings so defined.

     12.2 Action. The term "Action" shall mean any claim, action, cause of action or suit (in contract or tort or otherwise), arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     12.3 Affiliate. The term "Affiliate" (which shall be deemed to refer to the Company unless another Person is specified) shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or such other specified Person) and shall include (i) any Person who is an officer, director or beneficial holder of at least 5% of the outstanding equity interest of the Company (or such other specified Person) and Members of the immediate Family of any such officer, director or holder, (ii) any Person of which the company (or such other specified Person) or an Affiliate (as defined in clause (i) above) of the Company (or such other specified Person) shall, directly or indirectly, either beneficially own at least 5% of the outstanding equity interest or constitute at least 5% participant or shall be an officer or director of such Person, and Members of the Immediate Family, if any, of such holder, director or officer, and (iii) in the case of a specified Person who is an individual, Members of the Immediate Family of such Person; provided, however, that you shall not be an Affiliate of the Company for purposes of this Agreement.

     12.4 AmSouth. The term "AmSouth" shall mean AmSouth Bancorporation, a Delaware corporation.

     12.5 Applicable Percentage. The term "Applicable Percentage" shall mean, with respect to any holder of Investor Securities and any class of Subject Securities, the percentage of all outstanding shares of that class of Subject Securities which would be held by such holder assuming that all outstanding Equity Securities of the Company are converted, or exchanged or exercised, in accordance with the terms thereof.

     12.6. Brim Rollover Stockholders. The term "Brim Rollover Stockholders" shall mean the persons listed on Schedule I of the Shareholders Agreement.

     12.7. Business Day. The term "Business Day" shall mean any day on which banking institutions in Nashville, Tennessee and New York, New York are customarily open for the purpose of transacting business.

     12.8. By-laws. The term "By-laws" shall include all written rules, regulations, procedures and by-laws and all other documents relating to the management, governance or internal regulation of a Person other than an individual, or interpretive of the Charter of such Person, each as from time to time amended or modified.

     12.9. Capitalized Lease. The term "Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles.

     12.10. Charter. The term "Charter" shall include the articles or certificate of incorporation (including any certificate of designation), statute, constitution, joint venture or partnership agreement or articles or other charter of any Person other than an individual, each as from time to time amended or modified.

     12.11. COBRA. The term "COBRA" shall mean the federal Consolidated Omnibus Budget Reconciliation Act of 1985 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereof, collectively and as from time to time amended and in effect.

     12.12. Code. The term "Code" shall mean the federal Internal Revenue Code of 1986 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor thereof, collectively and from time to time amended and in effect.

     12.13. Commission. The term "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act, the Exchange Act or both.

     12.14. Consolidated. The term "consolidated" shall mean, when used with reference to any term, that term as applied to the accounts of the Company (or other indicated Person) and each of its Subsidiaries, consolidated in accordance with generally accepted accounting principles after eliminating all inter-company items and with appropriate deductions for minority interests in Subsidiaries.

     12.15. Contractual Obligation. The term "Contractual Obligation" shall mean, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, indenture, commitment, undertaking, arrangement or understanding, written or oral, or other document or instrument, including, without limitation, any document or instrument evidencing or otherwise relating to any indebtedness but excluding the Charter and By-laws of such Person, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property or right of such Person is subject or bound.

     12.16. Distribution. The term "Distribution" shall mean (i) the declaration or payment of any dividend or other distribution on or in respect of any Equity Security of any Subject Entity, other than dividends payable on Common Stock solely in shares of Common Stock and (ii) the purchase, redemption or other retirement of any Equity Security of any Subject Entity, whether directly or indirectly through a Subsidiary or otherwise.

     12.17. Employee Benefit Plan. The term "Employee Benefit Plan" shall mean any employee benefit plan within the meaning of section 2510.3(3) of ERISA subject to part 4 of Subtitle B of Title 1 of ERISA or to section 4975 of the Code.

     12.18. Equity Owners. The Persons that own the Common Stock of the Company immediately after the Closing.

     12.19. ERISA. The term "ERISA" shall mean the federal Employee Retirement Income Security Act of 1974 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

     12.20. Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     12.21. Equity Securities. The term "Equity Securities" shall mean, with respect to any Person which is not a natural person, all shares of capital stock or other equity or beneficial interests issued by or created in or by such Person, all stock appreciation or similar rights or grants of, or other Contractual Obligation for, any right to share in the equity, income, revenues or cash flow of such Person, and all securities or other rights, warrants or other Contractual Obligations to acquire any of the foregoing, whether by conversion, exchange, exercise, preemptive right or otherwise.

     12.22. Financial Institution. A Person described in Rule 144A(a)(l)(i),
(iv), or (vi) promulgated under the Securities Act.

     12.23. First Union. The term "First Union" shall mean First Union Corporation of Virginia, a Virginia corporation.

         12.24. Foreign Trade Regulations. The term "Foreign Trade Regulations" means (a) any act that prohibits or restricts, or empowers the President or any executive agency of the United States of America to prohibit or restrict, exports to or financial transactions with any foreign country or foreign national, (b) the regulations with respect to certain prohibited foreign trade transactions set forth at 15 C.F.R. Parts 730 et seq., 22 C.F.R. Parts 120-130 and 31 C.F.R. Parts 500 et seq. and (c) any order, regulation, ruling, interpretation, direction, instruction or notice relating to any of the foregoing, all as from time to time in effect.

         12.25. Generally Accepted Accounting Principles. The term "generally accepted accounting principles" shall mean generally accepted accounting principles as defined by the Financial Accounting Standards Board, as in effect on December 31, 1994 and as applied by the Subject Entities in their consolidated financial statements dated December 31, 1994 referred to in clause
(a) of Section 4.3.1 hereof and consistently followed thereafter without giving effect to any subsequent changes in such accounting principles; provided, however, that for purposes of the financial statements to be delivered pursuant to Section 7.1 hereof, "generally accepted accounting principles" shall mean such principles as defined by the Financial Accounting Standards Board, as from time to time in effect.

     12.26. Governmental Authority. The term "Governmental Authority" shall mean any U.S. federal, state or local or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof) or any arbitral body.

     12.27. Indebtedness. The term "Indebtedness" shall have the same meaning as the term "Debt" has under the Credit Agreement.

     12.28. Investment. The term "Investment" shall mean (i) any share of capital stock, evidence of Indebtedness or other security issued by any other Person, (ii) any loan, advance, or extension of credit to, or contribution to the capital of, any other Person, (iii) any purchase of the securities or business or integral part of the business of any other Person, or commitment or option to make such purchase if, in the case of an option, the consideration therefor exceeds $1,000, including without limitation the entering into of local marketing agreements and similar agreements, and (iv) any other investment; provided, however, that the term "Investment" shall not include (a) current trade and customer accounts receivable arising in the ordinary course of business and payable in accordance with customary trade terms or prepaid assets arising in the ordinary course of business, (b) advances to employees for travel expenses, drawing accounts and similar expenditures, or (c) demand deposits in banks or trust companies the entire principal amount of which is subject to deposit insurance provided by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation.

     12.29. Legal Requirement. The term "Legal Requirement" shall mean any federal, state, local or foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution, promulgation, or any order, judgment or decree of any court, arbitrator, tribunal or governmental authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force and effect of law.

     12.30. Lien. The term "Lien" shall mean (a) any mortgage, pledge, lien, charge, security interest or other similar encumbrance or restriction of any kind upon any property or assets of any character, or upon the income or profits therefrom or upon the transfer thereof; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

     12.31. Major Holder. The term "Major Holder" with respect to any class of Investor Securities shall mean (i) you, so long as you hold that class of Investor Securities, or (ii) any holder of 25% or more of the securities constituting Investor Securities of that class of Investor Securities then outstanding.

     12.32. Material Adverse Change; Material Adverse Effect. The terms "Material Adverse Change" and "Material Adverse Effect" shall mean, respectively, any adverse change in or effect on the business, operations, assets, prospects or condition, financial or otherwise, of any Subject Entity which, when considered either singly or together with all other adverse changes and effects with respect to which either such phrase is used in this Agreement, is material to the Subject Entities considered as one enterprise.

     12.33. Members of the Immediate Family. The term "Members of the Immediate Family", as applied to any individual, shall include each parent, spouse, child, brother, sister and the spouse of a child, brother, or sister of the individual, and each trust created for the benefit of one or more of such persons and each custodian of the property of one or more such persons.

     12.34. Multiemployer Plan. The term "Multiemployer Plan" shall mean any Pension Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

     12.35. Operating Company. The term "Operating Company" shall mean an "operating company" within the meaning of Department of Labor Regulation ss. 2510.3-101(c) or successor rule or regulation, as from time to time amended and in effect.

     12.36. Option Plan. The term "Option Plan" shall mean an employee stock option plan to be adopted by the Company together with any amendments thereto, which shall provide for the issuance of options to purchase not more than 5% of the outstanding Common Stock of the Company on a fully diluted basis, after giving effect to the Closing and the transactions contemplated by Section 6 of the Shareholders Agreement as in effect on the date hereof. Martin S. Rash and Richard D. Gore shall not be eligible to receive option grants under the Option Plan.

     12.37. Pension Plan. The term "Pension Plan" shall mean each pension plan (as defined in Section 3(2) of ERISA) subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA established or maintained, or to which contributions are made, by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any liability.

     12.38. Person. The term "Person" shall mean an individual, partnership, limited liability company, corporation, association, trust, joint venture or unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

     12.39. Plan Assets. The term "Plan Assets" shall mean "plan assets" within the meaning of Department of Labor Regulation ss. 2510.3-101.

     12.40. Public Sale. The term "Public Sale" shall mean a distribution pursuant to a registration statement under the Securities Act or, if the securities sold are of a class which is publicly traded as evidenced by listing with a national securities exchange, on the NASDAQ National Market or otherwise, a sale to the public which is exempt from the registration requirements of the Securities Act under Rule 144 thereunder or otherwise.

     12.41. Redemption. The term "Redemption" shall mean the redemption by the Company of all of its outstanding shares of Redeemable Preferred Stock.

     12.42. Required Holders. The term "Required Holders" shall mean, with respect to any class or type of Investor Securities, the holder or holders at the relevant time (excluding the Subject Entities) of more than 50% of the number of outstanding shares, as the case may be, of the specified class or type of Investor Securities.

     12.43. Rule 144A. The term "Rule 144A" shall mean Rule 144A of the Commission's rules and regulations promulgated under the Securities Act, and any successor rule or regulation thereto, and in the case of any referenced section of such Rule, any successor section thereto, collectively and as from time to time amended and in effect.

     12.44. Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     12.45. Single Employer Plan. The term "Single Employer Plan" shall mean any Pension Plan which is not a Multiemployer Plan.

     12.46. Stockholder. The term "Stockholder" shall mean each Person who holds any Equity Security of the Company.

     12.47. Subject Entity. The term "Subject Entity" shall mean the Company and each of its Subsidiaries.

     12.48. Subsidiary. The term "Subsidiary" shall mean any Person of which the Company or any other specified Person now or hereafter shall at the time own directly or indirectly through a Subsidiary at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally.

     12.49. Welfare Plan. The term "Welfare Plan" shall mean each welfare plan (as defined in Section 3(1) of ERISA) established or maintained, or to which any contributions are or were made, by the Company or Subsidiaries of the Company, or with respect to which the Company or any of its Subsidiaries has any liability.

     12.50. Wholly Owned Subsidiary. The term "Wholly Owned Subsidiary" shall mean any Subsidiary all of whose outstanding Equity Securities are owned by the Company (or any other specified Person), directly or indirectly through a Wholly Owned Subsidiary.

13.  EXPENSES, INDEMNITY.

     13.1. Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, the Company hereby agrees to pay on demand all reasonable out-of-pocket expenses incurred by you in connection with such transactions and operations hereunder (other than expenses incurred in the normal course of investment monitoring) and in connection with any amendments or waivers (whether or not the same become effective) hereof and of the other Related Agreements and all expenses incurred by any of you or any holder of any Investor Securities issued hereunder in connection with the enforcement in good faith of any rights hereunder, under any other Related Agreement or under the Charter of the Company, including without limitation: (a) the reasonable cost and expenses of preparing and duplicating this Agreement; (b) the reasonable cost of delivering to your principal office, insured to your reasonable satisfaction, the Investor Securities sold to you hereunder and any Investor Securities delivered to you in exchange therefor or upon any conversion or substitution thereof, in any such case insured to your satisfaction; (c) the reasonable fees, expenses and disbursements of Ropes & Gray in connection with the transactions contemplated by this Agreement; (d) all taxes (other than taxes determined with respect to income and transfer taxes that may be payable upon a transfer), including any recording fees and filing fees and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Related Agreement, or the issuance of any of the Investor Securities; (e) the reasonable out-of-pocket expenses incurred by each Major Preferred Holder in respect of one person in attending meetings of the Board of Directors or committees thereof, and (f) the reasonable out-of-pocket expenses incurred by each Common Holder, and the reasonable out-of-pocket expenses incurred by the Director Designee in respect of the Director Designee attending meetings of the Board of Directors or committees thereof; provided, however, that you and each holder of Investor Securities shall bear the fees and disbursements of counsel for such of you or such holder in connection with all opinions rendered by such counsel pursuant to Section 11 hereof.

     13.2. Indemnity.

           13.2.1. The Company hereby further agrees to indemnify, exonerate and hold you and each of your stockholders, officers, directors, employees and agents free and harmless from and against any and all Actions, losses, liabilities and damages, and any investigation or proceeding instituted by any Governmental Authority or any other Person, and reasonable expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements, incurred in any capacity by the indemnitee or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale by the Company of any of the Investor Securities, except for any of such indemnified liabilities arising on account of any indemnitee's gross negligence, willful misconduct or bad faith.

           13.2.2. Each of the Company and you hereby agree to indemnify each other against and hold each other harmless from any claim, demand or liability for any broker's, finder's or placement fees or lender's incentive fees alleged to have been incurred by the Company or you, as the case may be, in connection with the transactions contemplated by this Agreement, including without limitation reasonable legal fees arising in connection with any such claim, demand or liability; provided, however, that the Company shall bear the fees and expenses referred to in Section 13.1.

     13.3. The obligations of the Company to you under this Section 13 shall survive the redemption, repurchase or transfer of any or all of the Investor Securities.

14. NOTICES. Any notice or other communication in connection with this Agreement or the Investor Securities shall be deemed to be delivered if in writing (or in the form of a telex or telecopy to be given only during the recipient's normal business hours unless arrangements have otherwise been made to receive such notice by telex or telecopy outside of normal business hours) addressed as provided below and if either (a) actually delivered at said address or (b) in the case of a letter, seven business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

     If to the Company, to it at the address set forth on page 1, with a courtesy copy (not necessary to constitute notice hereunder) to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 (Attention: Kevin R. Evanich, P.C.), or at such other address as such Person shall have specified by notice actually received by you.

     If to you, to your address set forth on page 1 hereof, or at such other address as you shall have specified by notice actually received by the Company, with a copy to Ropes & Gray, One International Place, Boston, Massachusetts 02110-2624, Attention: Mary E. Weber, Esq.

     If to any other holder of record of any Investor Security, to it at its address set forth in the relevant registers of the Company.

15. SURVIVAL. All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to you pursuant hereto or in connection herewith shall be deemed to have been material and relied on by you, notwithstanding any investigation made by you or on your behalf, and shall survive the execution and delivery to you of this Agreement and of the Investor Securities.

16. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Required Holders. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each holder of any Investor Securities and the Company.

17. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE COMPANY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER RELATED AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION HEREUNDER OR THEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE HOLDERS OF INVESTOR SECURITIES OR THE COMPANY OR ANY OF THEM IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE COMPANY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY YOU THAT THE PROVISIONS OF THIS
SECTION 18 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH YOU HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT, AND SUCH OF THE RELATED AGREEMENTS TO WHICH YOU ARE A PARTY. You or the Company may file an original counterpart or a copy of this Section 17 with any court as written evidence of the consent of the Company to the waiver of its right to trial by jury.

18. SERVICE OF PROCESS. The Company, by its execution hereof, (a) hereby irrevocably submits to the non-exclusive jurisdiction of the state courts of the State of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Related Agreement or the subject matter hereof or thereof brought by you or any of your successors or assigns, and (b) hereby waives to the extent not prohibited by law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper or that this Agreement or the subject matter hereof or thereof, may not be enforced in or by such court. The Company hereby consents to service of process in any such proceeding in any manner permitted by New York law and agrees that service of process by registered or certified mail, return receipt requested, at its address referred to in or specified pursuant to Section 14 hereof, is reasonably calculated to give actual notice.

19. APPLICABLE REMEDIES. The Company hereby agrees that the holders of the Investor Securities have no adequate remedy at law, for monetary compensation or otherwise, for the damages that would be suffered if the Company were to fail to comply with its obligations hereunder, and that the Company therefore agrees that the holders of the Investor Securities shall be entitled to obtain specific performance of the obligations of the Company herein and therein contained.

20. MISCELLANEOUS. This Agreement, the other Related Agreements, and the Charter of the Company set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any prior written or oral understandings with respect thereto. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement is intended to take effect as a sealed instrument and may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the domestic substantive laws of The State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     Whether or not any express assignment has been made in this Agreement, provisions of this Agreement that are for your benefit as the holder of any Investor Securities are also for the benefit of, and enforceable by, all subsequent holders of Investor Securities, except as otherwise expressly provided herein.

     If the foregoing corresponds with your understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below and return one counterpart of the same to the Company whereupon this letter shall become and be a binding agreement between you and the Company.


                                    Very truly yours,

SEAL                                BRIM, INC.


Attest:                             By:  /s/ Martin S. Rash
Title:                                   --------------------------------------
                                         Title: C.E.O.

Accept and Agreed to:

LEEWAY & CO.


By:  /s/ Edward J. Lavin Jr.
     -----------------------------
     Title: Vice President